                                    Exhibit M

                      NEXTLINK STOCK DISTRIBUTION AGREEMENT

     This Nextlink Stock Distribution Agreement (this "Agreement") is entered into by and among Wendy P. McCaw ("WPM"), Craig O. McCaw ("COM"), and Eagle River Investments, LLC, a Washington limited liability company ("Eagle River") and, as to its obligations under Sections 10, 12 and 13 only, NEXTLINK Communications, Inc., a Washington corporation (the "Company"), as of November 3, 1997 (the "Effective Date"). WPM, COM, Eagle River and the Company are collectively referred to in this Agreement as the "Parties" and each may be referred to as a "Party."

     For the purposes of this Agreement, "Affiliate" shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity ("Person"), whether in existence on the Effective Date or created after the Effective Date, that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                                    RECITALS

     WHEREAS, pursuant to the Property Settlement Agreement between COM and WPM dated as of November 3, 1997 (the "PSA"), in partial liquidation of WPM's ownership interest in Eagle River, COM and WPM desire to effect the allocation and distribution of certain shares of common stock of the Company to WPM as her separate property.

     WHEREAS, the distribution of such shares of Company common stock is pursuant to an agreed upon allocation of assets reflecting WPM's ownership interest in Eagle River and is undertaken in connection with the dissolution of the marriage between COM and WPM.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the PSA, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

1.   Distribution of Shares.

     1.1 Eagle River hereby distributes to WPM (i) Nine Million, Seven Hundred and Twenty-Two Thousand, Six Hundred and Forty-Nine (9,722,649) issued and outstanding shares of Class B Common Stock of the Company (the "Shares") free and clear of all liens, claims, options, charges, pledges and encumbrances. The Shares shall be vested in WPM's name. Eagle River shall pay any documentary, stamp or other similar types of taxes, if any, payable with respect of the distribution of the Shares to WPM. Concurrently with WPM's execution of this Agreement, Eagle River shall cause the original stock certificates, duly endorsed, to be delivered to WPM.

     1.2 WPM, COM and Eagle River acknowledge and agree that the number of Shares set forth in Section 1.1 was calculated after giving effect to the Class B membership interests in Eagle River as of September 19, 1997. In the event any such interests are forfeited and not replaced in accordance with the terms of the "Eagle River Minority

           Interest Agreement" among WPM, COM and Eagle River of even date herewith, the number of Shares shall be increased pursuant to the Eagle River Minority Interest Agreement.

2. Effectiveness. This Agreement shall become effective, and the distribution of the Shares shall be deemed to have been completed, as of the Effective Date.

3. Representations and Warranties of COM and Eagle River. Eagle River and COM represent and warrant to WPM as of the Effective Date that:

     3.1 Organization. Eagle River is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Washington.

     3.2   Ownership of Shares; No Encumbrances.
           ------------------------------------

           3.2.1 Eagle River is the owner of record of all of the Shares, free and clear of any liens, encumbrances, pledges, security interests, restrictions (other than restrictions arising under applicable law, including securities laws and SEC regulations), prior assignments and claims of any kind or nature whatsoever. Upon consummation of the distribution contemplated by this Agreement, WPM shall be the owner, beneficially and of record, of all of the Shares, free and clear of any liens, encumbrances, pledges, security interests, restrictions (other than restrictions arising under applicable law,including securities laws and SEC regulations), prior assignments and claims of any kind or nature whatsoever, except as otherwise hereafter created by WPM, or pursuant to the existing agreements and rights of third parties identified on Exhibit B to the extent such rights under Exhibit B are not inconsistent with the provisions of Sections 6 through 10 and 12 hereof which shall supersede such third-party rights. Each party will its use best efforts to minimize the effect of the limitations and restrictions imposed by the agreements set forth on Exhibit B.

           3.2.2 All of the Shares have been duly and validly authorized and issued, are fully paid and nonassessable, and were issued in full compliance with all applicable laws, rules, regulations and ordinances.

     3.3 Power and Authority. Each of Eagle River and COM has all required power and authority and has taken all actions necessary to enter into this Agreement, to deliver this Agreement and to perform its obligations hereunder and to consummate all transactions contemplated hereby. The execution, delivery, and performance of this Agreement have been duly authorized by Eagle River. This Agreement has been duly executed by Eagle River and COM and delivered to the other parties hereto and constitutes the legal, valid, and binding obligation of Eagle River and COM enforceable in accordance with its terms.

     3.4   No   Conflicts;   Consents.   The   execution,   delivery  and
           performance of this Agreement by Eagle River and COM and the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of the organizational documents of Eagle River (b) violate the provisions of, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event, or otherwise) under, any contract or agreement to which Eagle River or COM is a party or (c) violate any law, statute or other law, rule, regulation, interpretation, award, decree, injunction, judgment, order, ruling, assessment or writ by or of any court, arbitrator or governmental or regulatory entity. The execution, delivery, and performance of this Agreement by Eagle River and COM and the consummation of the transactions contemplated hereby do not require Eagle River or COM to obtain any consent, approval, or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority except as have been made or obtained, and except for required SEC filings.

     3.5 Litigation. Neither Eagle River nor COM is a party to any litigation, action, suit, proceeding or investigation presently pending or threatened before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would restrict or prohibit the consummation of the transactions contemplated by this Agreement.

     3.6 Insolvency Proceedings. Neither Eagle River nor COM is the subject of any pending insolvency proceedings of any character. Neither Eagle River nor COM has made an assignment for the benefit of creditors or taken any action with a view to the institution of any such insolvency proceedings.


4. WPM's Representations and Warranties. WPM represents and warrants to Eagle River and COM as of the Effective Date that:

     4.1 Power and Authority. WPM has all required power and authority and has taken all actions necessary to enter into this Agreement, to deliver this Agreement and to perform her obligations hereunder and to consummate all transactions contemplated hereby. The execution, delivery, and performance of this Agreement have been duly authorized by WPM. This Agreement has been duly executed by WPM and delivered to the other parties hereto and constitutes the legal, valid, and binding obligation of WPM, enforceable in accordance with its terms.

     4.2   No   Conflicts;   Consents.   The   execution,   delivery  and
           performance of this Agreement by WPM and the consummation of the transactions contemplated hereby will not (a) violate the provisions of, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event, or otherwise) under, any contract or agreement to which WPM is a party or (b) violate any law, statute or other law, rule, regulation, interpretation, award, decree, injunction, judgment, order, ruling, assessment or writ by or of any court, arbitrator or governmental or regulatory entity. The execution, delivery, and performance of this Agreement by WPM and the consummation of the transactions contemplated hereby do not require WPM to obtain any consent, approval, or action of, or make any filing with or give notice to, any corporation, partnership, person, firm or other entity or any public, governmental or judicial authority, except as have been made or obtained, and except for required SEC filings.

     4.3 Litigation. WPM is not a party to any litigation, action, suit, proceeding or investigation presently pending or threatened before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that would restrict or prohibit the consummation of the transactions contemplated by this Agreement.

     4.4 Investment Intent. WPM is acquiring the Shares for investment purposes for her own account and without a view to distribution or resale thereof.

     4.5 Compliance with Laws and Regulations. WPM acknowledges that dispositions of the Shares subsequent to the Effective Date will be subject to compliance with applicable laws, including applicable securities laws and SEC regulations.

     4.6 Insolvency Proceedings. WPM is not the subject of any pending insolvency proceedings of any character. WPM has made no assignment for the benefit of creditors nor has she taken any action with a view to the institution of any such insolvency proceedings.


5.   Indemnification.

     5.1 Indemnification. COM, on behalf of himself and Eagle River, but not Eagle River, and WPM shall indemnify each other and their Affiliates and representatives from and against any and all costs, losses, taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Damages") incurred or threatened in connection with, arising out of, resulting from or incident to any breach of any representation, warranty, covenant, agreement or obligation made by him/it/her in or pursuant to this Agreement.

     5.2 Indemnification Procedures. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the "Indemnified Party"), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice; and further provided that, unless the Indemnifying Party agrees to provide both defense and indemnity, (a) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party and (b) the Indemnified Party may participate in such defense at such Indemnified Party's expense. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 5.2 and the records of each shall be available to the other with respect to such defense.

6.   Tag Along Rights.

           None of COM, Eagle River or COM's other Affiliates (other than the Company) owning shares of capital stock of the Company (collectively, the "COM Holders") may sell, assign, or otherwise transfer in any transaction or series of related transactions (a "Sale") either (i) fifty percent (50%) or more of the shares of capital stock of the Company ("Stock") held by them at the time of such Sale or (ii) that number of shares of Stock that results in a Change of Control as defined below (either (i) or (ii) being a "Sale of Control") without triggering application of this Section 6.

           If any or all of the COM Holders (the "Selling Shareholders") intend to effect a Sale of Control, COM shall give written notice (the "Seller's Notice") to WPM stating that the Selling Shareholders intend to effect such a Sale of Control, identifying the party who made the subject offer (the "Proposed Transferee"), specifying the number of shares of Stock proposed to be sold, transferred or otherwise affected under such offer (the "Sale Shares"), and specifying the per share price and any other consideration that the Proposed Transferee has offered to pay for the Sale Shares and all other terms of such offer (the "Sale Price and Terms"). A written copy of the offer shall be attached to the Seller's Notice. For purposes of this Section 6, "Change of Control" shall occur or exist when COM and his Affiliates cease to be able to elect a majority of the Board of Directors of the Company.

           WPM, on her own behalf and on behalf of her Affiliates owning shares of capital stock of the Company (collectively, the "WPM Holders"), shall have the right upon written notice by WPM to COM within ten (10) business days after receiving the Seller's Notice, to participate on a pro rata basis in the Selling Shareholders' Sale of Sale Shares at and upon the Sale Price and Terms. The number of Sale Shares to be sold shall be allocated pro rata between the Selling Shareholders and, as directed by WPM, the participating WPM Holders, based on the total number of shares of Stock owned by the COM Holders and the total number of shares of Stock held by all WPM Holders at the time of such Sale; provided, however, that WPM may elect to have the participating WPM Holders sell all or any portion of their collective pro rata share of the Sale Shares.

           The participating WPM Holders shall effectuate the sale or transfer by promptly delivering to COM for transfer to the Proposed Transferee one or more certificates, properly endorsed for transfer, which represent the number of shares of Stock which WPM elects to sell or transfer.

           The stock certificates that the WPM Holders deliver to COM shall be transferred by the Selling Shareholders to the Proposed Transferee in consummation of the Sale of the Sale Shares pursuant to the terms and conditions specified in the Seller's Notice, and the Selling Shareholders shall promptly thereafter remit to the participating WPM Holders that portion of the Sale proceeds to which the participating WPM Holders are entitled by reason of their participation in such Sale, without reduction or adjustment other than for transaction costs ascertained on a pro rata basis.

           The exercise or non-exercise of the rights of the WPM Holders hereunder to participate in one or more Sales of Control made by the COM Holders shall not adversely affect their rights to participate in subsequent Sales of Control by the COM Holders.

           In the event any of the Selling Shareholders attempt to effect or engage in a Sale of any shares of Stock of the Company in contravention of this
Section 6, then, in addition to whatever other rights WPM may have in law or in equity, WPM shall have a put option against the Selling Shareholders to sell that number of shares of Stock that is equal to the pro rata share of the WPM Holders of the Sale Shares to the Selling Shareholders at and upon the Sale Price and Terms in order to effect the intent of this Agreement as set forth in this Section 6.

7.   Drag Along Rights.

           If any or all of the COM Holders (the "Transferring Holders") agree to effect or engage in a Sale of at least 51% of the total shares of Stock then held by all of the COM Holders in a bona fide arm's-length transaction with a third party that is not an Affiliate, then the Transferring Holders may elect to require the WPM Holders to vote all of the shares of Stock held by the WPM Holders affirmatively for the transaction and to sell to the proposed purchaser (the "Proposed Purchaser") all or part of the Applicable Percentage (as defined below) of the total number of shares of Stock then held by the WPM Holders, concurrently with the Sale by the Transferring Holders and at the same price per share; provided, however, that the Sale of such shares of Stock by the WPM Holders is in accordance with all applicable securities laws and does not violate any applicable law or regulation. In the case of such a transaction involving a COM Affiliate, the Transferring Holders shall have the same rights, including the right to require that WPM vote her shares in favor of the transaction and that she tender her shares, but WPM may elect either to accept the transaction price or, as part of the contractual rights hereby granted to WPM, to have the price paid for her shares be in cash at fair market value as subsequently determined by any court of competent jurisdiction. As used in this Agreement, "Applicable Percentage" shall mean the percentage of the total number of shares then held by all of the COM Holders that is proposed to be sold or transferred by the Transferring Holders.

           Such election shall be made by the Transferring Holders by delivering to the WPM Holders a written notice (the "Drag Along Notice") informing them of the material terms of the proposed Sale, including, without limitation, the identity of the Proposed Purchaser, the number of shares of Stock proposed to be sold or otherwise transferred, the per share price that the Proposed Purchaser has offered to pay (the "Offered Price") and the scheduled closing date for the Sale transaction (the "Sale Date"). Notwithstanding anything to the contrary herein, WPM shall not be required to participate in any Sale unless the Offered Price equals or exceeds the Current Market Value. For purposes of this Section 7, "Current Market Value" shall mean the average of the closing prices of Company Class A Common Stock on NASDAQ (or the principal national securities exchange on which the Class A Common Stock is then traded) for the twenty (20) trading days immediately preceding the initial public notice of the transaction.

           At least three (3) days prior to the Sale Date specified in the Drag Along Notice, the WPM Holders shall deliver to the Transferring Holders certificate(s) evidencing the number of shares of Stock to be sold by the WPM Holders, duly endorsed for transfer to the Proposed Purchaser. On the Sale Date, and provided that the Transferring Holders consummate such Sale, the Transferring Holders shall deliver to the Proposed Purchaser certificate(s) evidencing the shares of Stock being sold by the WPM Holders against payment of the aggregate Offered Price (or, in the case of a judicial determination, fair market value) therefor, and the Transferring Holders shall promptly (or as soon as practicable following a judicial determination of fair market value) remit such payment to the WPM Holders in the respective amounts due them without reduction or adjustment other than for transaction costs ascertained on a pro rata basis.

8.   Board Representation Rights.

     8.1 WPM Nominee. WPM shall be entitled, but not required, to designate one (1) member to the Board of Directors of the Company (the "WPM Nominee").

     8.2 Election of WPM Nominee. Eagle River and COM shall vote, and shall cause all of COM's Affiliates to vote, all of the shares of the Company owned or held of record by them, or as to which they hold proxies, at all regular and special meetings of the stockholders of the Company called or held for the purpose of filling positions on the Board of Directors, and in each written consent executed in lieu of such a meeting of stockholders, in favor of and otherwise to support the election to the Board of Directors of the WPM Nominee.

     8.3 Removal of WPM Nominee. Eagle River and COM shall use their respective best efforts to call, or cause the appropriate officers and directors of the Company to call, a special meeting of stockholders of the Company and to vote all of the shares of the Company owned or held of record by them, or as to which they hold proxies, for, or to take all actions by written consent in lieu of any such meeting necessary to cause, the removal (with or without cause) of any WPM Nominee if WPM requests such director's removal in writing for any reason. WPM shall have the right to designate a new nominee in the event the WPM Nominee shall be so removed under this
           Section 8.3 or shall vacate his or her directorship for any reason. Except as provided in this Section 8.3, each party hereto agrees that at any time that it is then entitled to vote for the election or removal of directors, it will not vote in favor of the removal of any WPM Nominee unless (i) such removal shall be at the request of WPM or
           (ii) the right of WPM to nominate such director has terminated in accordance with Section 8.4.

     8.4   Termination  of Right to Designate  WPM Nominee.  The right of
           WPM to designate a member to the Board of Directors under this
           Section 8 shall terminate at such time as either (i) WPM has sold fifty percent (50%) or more of the aggregate number of shares of the Company held by her upon the distribution of the Shares hereunder or
           (ii) the combined voting power of WPM, COM, Eagle River, Nextlink, Inc., and all other Affiliates of COM is insufficient to elect three
           (3) members of the Company's Board of Directors.

9.   Information Rights.

           WPM, at her sole option, shall have the right to receive from COM, concurrently with the distribution to members of the Company's Board of Directors, copies of all notices, minutes, consents, and any other written materials that the Company provides on and after the Effective Date to its directors in connection with Board meetings or otherwise. WPM shall provide written notice to COM of her election under this Section 9 and may change her election or terminate her right under this Section 9 at any time in her sole discretion upon written notice to COM.

10.  Piggy-back Registration Rights.

           Concurrently with the execution hereof, the Company and WPM shall enter into the Nextlink Registration Rights Agreement in the form attached hereto as Exhibit C. In addition, if COM,

Eagle River, Nextlink, Inc. or any of COM's other Affiliates are, or at a later date become, parties to an agreement granting such party or parties registration rights with respect to securities of the Company, the Company shall grant (and Eagle River and COM, individually and on behalf of their Affiliates, will take all action necessary to cause the Company to grant) WPM piggy-back registration rights with respect to the Shares, which shall be pro rata based upon the ratio of the number of Shares then held by her and her Affiliates to the total number of shares then held by COM and Affiliates and shall be equal in priority (including cutback restrictions) and equal in frequency and number of registration opportunities to the registration rights held by such other party.

11.  Proxy and Lockup

           Concurrently with the execution hereof, WPM shall grant to COM a Proxy in the form attached hereto as Exhibit D and shall grant to the Company a lockup undertaking in the form previously executed by COM in connection with the Company's IPO and attached as Exhibit E.

12.  Waiver of Conversion Rights.

           The Company hereby irrevocably waives its right to require the conversion into shares of Class A Common Stock of any of the shares of Class B Common Stock either (i) distributed to WPM or her Affiliates on the Effective Date or (ii) transferred after the Effective Date between or among WPM and her Affiliates. COM, Eagle River and Nextlink, Inc. agree to cause their respective representatives and those of their Affiliates on the Company's Board of Directors to vote at all regular and special meetings of the Board of Directors of the Company (and in each written consent executed in lieu of such a meeting) to ensure that the Company takes all actions otherwise necessary to comply with the provisions hereof; provided, however, that this waiver shall not apply to any subsequent transfer by WPM or any of her Affiliates to any third party not affiliated with WPM or her Affiliates.

13.  Miscellaneous.

     13.1 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. No Party to this Agreement may assign this Agreement without the prior written consent of the other Parties hereto, except that both COM and WPM, both before and after the Effective Date, may assign their rights and obligations under this Agreement to any of their Affiliates; provided, however, that in neither case does such an assignment relieve the assigning Party of his or her obligations under this Agreement.

     13.2 Specific Performance. The Parties recognize that in the event that any Party defaults in the performance of its obligations under this Agreement, monetary damages alone will not be adequate. Therefore, in addition to bringing an action for breach of contract and/or indemnification under this Agreement, any Party shall be entitled to obtain specific performance of the terms of this Agreement. In any action to enforce specifically the performance of this Agreement, the defending Party shall waive the defense that there is an adequate remedy at law or equity and agree that specific performance is an appropriate remedy for breach or default except where specific performance is not feasible.

     13.3 Further Assurances. Each of the Parties hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Parties in order to carry out the provisions and purposes of this Agreement. In particular, Eagle River shall cause duly endorsed stock powers transferring the Shares to be delivered to WPM or her representatives as set forth herein.

     13.4 Organizational Documents. Eagle River, COM, and COM's Affiliates agree to use their best efforts to cause the Company to act in accordance with its organizational documents in all material respects. Eagle River, COM, and COM's Affiliates shall vote all the shares owned or held of record by them at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, and shall take all action necessary, to ensure (to the extent within the Parties' collective control) that the organizational documents of the Company do not, at any time, conflict with the provisions of this Agreement.

     13.5 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Washington.

     13.6 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated, except by a written instrument signed by each of the Parties sought to be bound thereby that specifically references this Agreement and any such amendment, waiver, discharge or termination.

     13.7 Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remaining provisions of this Agreement shall be unaffected and shall continue in full force and effect.

     13.8 Certain Rules of Construction. Any ambiguities shall be resolved without reference to which party may have drafted this Agreement. All Article or Section titles or captions contained in this Agreement are for convenience only, and they shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or limit of any provisions hereof. Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "or" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) provisions apply to successive events and transactions; (v) "herein," "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; (vi) all references to "Articles" or "Sections" refer to Articles and Sections of this Agreement unless otherwise specifically indicated; and
(vii) any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms.

     13.9 Notices. All notices and other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth on Exhibit F hereto, or such other address as such party shall have specified most recently by written notice. Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by hand delivery, telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the fifth business day following the date mailed or on the next business day following delivery of such notice to a reputable overnight courier service.


     13.10 Attorneys' Fees. If any legal action or other proceeding is commenced that is related to this Agreement, the prevailing Party shall be entitled to receive from the other party or parties its reasonable legal fees and expenses incurred in the preparation of, conduct of or appeal or enforcement of judgment from the proceeding.

     13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Agreement, and may be executed by FAX.

     13.12 Agreement Effective After Death. Should the death of either COM or WPM occur, all provisions of this Agreement shall nonetheless be valid and shall be enforceable by or against the estate and heirs of COM and WPM insofar as applicable law permits.

                            [signature page follows]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



WENDY P. McCAW                             EAGLE RIVER INVESTMENTS, LLC


/s/ Wendy P. McCaw                         By:  /s/ Craig O. McCaw
------------------                         Name:  Craig O. McCaw
                                           Its:       Managing Member


CRAIG O. McCAW                             NEXTLINK COMMUNICATIONS, INC.


/s/ Craig O. McCaw                         By:  /s/ R. Bruce Easter, Jr.
------------------                         Name: R. Bruce Easter
                                           Its: Vice President
                                           (As to Sections 10, 12 and 13 only)

                                    EXHIBIT A
                          Copies of Stock Certificates

See attached.

NUMBER                                                  SHARES
NXTB 0034                                              9,722,649


                                                         [LOGO]
    THE RIGHTS, PREFERENCES AND                NEXTLINK COMMUNICATIONS, INC.
LIMITATIONS OF THE CLASS A COMMON
STOCK REPRESENTED BY THIS CERTIFICATE      INCORPORATED UNDER THE LAWS OF THE
ARE DETERMINED BY THE ARTICLES OF                STATE OF WASHINGTON
INCORPORATION ESTABLISHING THE RIGHTS,
PREFERENCES AND LIMITATIONS OF THIS         CLASS B COMMON STOCK, PAR VALUE
CLASS OF SHARES, WHICH WAS APPROVED                 $.02 PER SHARE
BY THE BOARD OF DIRECTORS OF THE
CORPORATION AND FILED WITH THE             SEE REVERSE FOR CERTAIN DEFINITIONS
SECREARY OF STATE OF THE STATE OF
WASHINGTON.  A COPY OF THE ARTICLES OF
INCORPORATION IS AVAILABLE FROM THE
CORPORATION WITHOUT CHARGE TO SHAREHOLDERS
UPON WRITTEN REQUEST.


-----------------------------------------------------------------
          THIS IS TO CERTIFY THAT

                                 Wendy P. McCaw


   is the owner of

Nine Million Seven Hundred Twenty-Two Thousand Six Hundred Forty Nine

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS B COMMON STOCK, PAR VALUE $.02 PER SHARE, OF

                          NEXTLINK COMMUNICATIONS, INC.

transferable on the books of the Corporation by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Articles of Incorporation of the Corporation and all amendments thereto to all of which the holder by the acceptance hereof assents.

     WITNESS the signatures of its duly authorized officers.

Dated: 10/31/97

/s/R. BRUCE EASTER   SECRETARY     /s/KATHLEEN H. ISKRA       VICE PRESIDENT

                            NEXTLINK COMMUNICATIONS, INC.

     The Corporation will furnish to any shareholder, upon written request and without charge, a full statement of the designations, relative rights, preferences and limitations applicable to the Class A Common Stock, the Class B Common Stock, the Preferred Stock and any series of Preferred Stock, and the authority of the Board of Directors to determine variations for future series of Preferred Stock.

     The shares of Class B Common Stock evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, the Securities Act of Washington, or the securities act of any state (collectively, the "securities acts"). They may not be sold or offered for sale in the absence of an effective registration statement under the applicable securities acts, or an opinion of counsel satisfactory to the Corporation that an exemption from such registration requirements is available and that such registration is not required.

     If this certificate is presented for transfer, each share of Class B Common Stock evidenced hereby may, at the option of the Corporation in its sole discretion, be converted into one share of the Corporation's Class A Common Stock, whether such transfer results from a contractual obligation of the holder of this certificate, by operation of law, by a change in control of the holder of this certificate, by testamentary disposition or gift, or for any other reason.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common     UNIF GIFT MIN ACT -- ......Custodian........
TEN ENT - as tenants by the entireties                  (Cust)          (Minor)
JT TEN - as joint tenants with right of            Under Uniform Gifts to Minors
survivorship and not as tenants in common          Act.........................
                                                               (State)
Additional abbreviations may also be used though not in the above list.

   For Value Received,_______________ hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------

--------------------------------------
------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

------------------------------------------------------------------------------
                                                                 Shares ---- of
the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                 Attorney ---
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated     -------------------------
                                       X
                                        --------------------------------------
SIGNATURE GUARANTEED
                                       X
                                        --------------------------------------

     THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OF ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 7Ad-15.

                                    EXHIBIT B
                               Existing Agreements

NEXTLINK Communications, Inc.
-----------------------------

       Articles of Incorporation of Nextlink Communications, Inc. dated January 14, 1997

       Bylaws of Nextlink Communications, Inc.

       Stock Option Plan of Nextlink Communications, Inc. dated January 15, 1997

       Registration Rights Agreement dated January 15, 1997 between Nextlink Communications, Inc. and the holders of Class B Common Stock named therein.

                                    EXHIBIT C
                 Form of Nextlink Registration Rights Agreement


See attached.

                          REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT, dated as of November 3, 1997, is between NEXTLINK COMMUNICATIONS, INC., a Washington corporation (the "Company") and Wendy P. McCaw.

          WHEREAS, Wendy P. McCaw currently owns 9,722,649 shares of Class B common stock, $.02 par value, of the Company, (the "Class B Common Stock"); and

          WHEREAS, the Company wishes to grant Wendy P. McCaw and her controlled affiliates holding shares of capital stock of the Company (collectively, "WPM") certain registration rights with respect to the shares of Class A common stock, par value $.02 per share of the Company (the "Class A Common Stock") for which the shares of Class B Common Stock are convertible that WPM may acquire in the future, as provided further herein.

          NOW THEREFORE, in consideration of the promises herein contained and other good and valuable consideration, the parties hereto agree as follows:

          1. Definitions.

          As used in this Agreement:

          (i) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          (ii) the term "Registrable Securities" means (A) all shares of Class A Common Stock owned by WPM as of the date hereof, (B) any shares of Class A Common Stock acquired by WPM through conversion of Class B Common Stock or otherwise and (C) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Class A Common Stock referred to in clause (A) or (B) above;

          (iii) the term "Other Holders" shall mean those parties that are a signatory to that certain Registration Rights Agreement dated January 15, 1997 among the Company and the parties listed on Schedule A hereto;

          (iv) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

          (v) "Registration Expenses" shall mean all third-party expenses incurred by the Company in compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and the underwriters, if any, blue sky fees and expenses and the third-party expenses of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

          (vi) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of securities and all fees and disbursements of counsel for each of the holders of registered securities;

          (vii) "Act" shall mean the Securities Act of 1933, as amended; and

          (viii) "Exchange Act" shall mean the Securities Exchange Act of 1934.

          2. Requested Registration.

          (i) Request for Registration. If the Company shall receive from WPM, at any time after the earlier of (x) the announcement of the Company's first quarter 1998 financial results or (y) June 30, 1998, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will, subject to compliance with any applicable underwriters' lock-up agreements in effect as of the date hereof:

                    (A) promptly give written notice of the proposed registration qualification or compliance to all Other Holders; and

                    (B) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution as soon as is practicable of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) business days after written notice from the Company is given under Section 2(i)(A) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2:

                    (a) In any particular jurisdiction in which the Company
               would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder;

                    (b) After the Company has effected one (1) such registration pursuant to this Section 2 and such registration has been declared or ordered effective and the sales of such Registrable Securities shall have closed;

                    (c) If the securities requested by WPM and all Other Holders to be registered pursuant to such request have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of less than $10,000,000.

          The registration statement filed pursuant to the request of WPM may, subject to the provisions of Section 2(ii) below, include other securities of the Company which are held by officers or directors of the Company, or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but the Company shall have no absolute right to include any of its securities in any such registration.

     The registration rights set forth in this Section 2 are personal to WPM and shall not be assignable, by operation of law or otherwise, to any third party not affiliated with WPM

     (ii) Underwriting. If WPM intends to distribute the Registrable Securities covered by WPM's request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.

     If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to Section 2, or if holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, WPM shall offer to include the securities of such officers, directors and Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 2. WPM and the Company shall (together with all officers, directors and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by WPM and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2, if the representative advises WPM that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors of the Company and the securities held by Other Stockholders (other than the Other Holders) shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by WPM and each Other Holder shall be reduced on a pro rata basis (based on the number of shares proposed to be sold by WPM or such Other Holders), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any officer, director or Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and WPM. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

      (iii) Notwithstanding the foregoing, if the Company shall furnish to WPM a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of WPM; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

          3. Company Registration.

          (i) If, at any time, the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

          (A) promptly give to WPM a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by WPM within twenty (20) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 3(ii) below. Such written request may specify all or a part of the WPM's Registrable Securities.

          (ii) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise WPM as a part of the written notice given pursuant to
Section 3(i)(A). In such event, the right of WPM to registration pursuant to this Section 3 shall be conditioned upon WPM's participation in such underwriting and the inclusion of WPM's Registrable Securities in the underwriting to the extent provided herein. WPM shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by officers, directors and Other Stockholders (other than the Other Holders) of the Company (other than securities held by holders who by contractual right initiated the demand for such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by WPM and each of the Other Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares proposed to be sold by WPM and such Other Holders or Demanding Holders), by such minimum number of shares as is necessary to comply with such limitation. If any of WPM or such Other Holders or Demanding Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (iii) Number and Transferability. WPM shall be entitled to have their shares included in an unlimited number of registrations pursuant to this Section
3. The registration rights granted pursuant to this Section 3 are personal to WPM and shall not be assignable, by operation of law or otherwise to any third party not affiliated with WPM.

          4. Expenses of Registration. All Registration Expenses and Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 of this Agreement shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. Without limiting the generality of the foregoing, in the event the Company includes shares in any registration, qualification or compliance pursuant to Section 2 of this Agreement, the Company shall pay the Registration Expenses in proportion to the Company's share of the total number of shares included in such registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3 of this Agreement shall be borne by the Company (or the Demanding Holders if so provided in the applicable contract), and all Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the holders of securities so registered pro rata on the basis of the number of shares so registered.

          5. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep WPM as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. The Company will:

               (i) Keep such registration effective for a period of one hundred eighty (180) days or until WPM, has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 180-day period shall be extended for a period of time equal to the period during which WPM will refrain from selling any securities included in such registration in accordance with provisions in Section 9 hereof; and (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (1) includes any prospectus required by Section 10(a) of the Act or (2) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (1) and (2) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement.

               (ii) Furnish such number of prospectuses and other documents incident thereto as WPM, from time to time may reasonably request; provided, however, that WPM and the other holders of securities so registered, pro rata on the basis of the number of their shares so included in such registration, reimburse the Company for expenses incurred in performing its obligations under this Section 5.

               (iii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by WPM, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. WPM shall also enter into and perform their obligations under such an agreement.

          (vii)  Furnish,  at the  request  of  WPM,  on  the  date  that  WPM's
     Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (A) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to WPM and (B) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to WPM.

          6. Indemnification.

          (i) The Company will indemnify WPM and each of the officers, directors and partners and each person controlling each of the WPM entities (collectively the "WPM Indemnified Parties"), with respect to each registration which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the WPM Indemnified Parties, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by WPM or the underwriter and stated to be specifically for use therein.

          (ii) WPM will, if Registrable Securities held by WPM are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by WPM, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by WPM therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by WPM and stated to be specifically for use therein; provided, however, that the obligations of WPM hereunder shall be limited to an amount equal to the net proceeds to of securities sold as contemplated herein.

          (iii) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (iv) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

          (vi) The foregoing indemnity agreement of the Company and WPM is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

          7. Information by WPM. WPM shall furnish to the Company such information regarding WPM and the distribution proposed by WPM as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

          8. Rule 144 Reporting.

          With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

               (i) make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

               (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

               (iii) so long as WPM owns any Registrable Securities, furnish to WPM upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as WPM may reasonably request in availing themselves of any rule or regulation of the Commission allowing WPM to sell any such securities without registration.

          9. "Market Stand-off" Agreement. WPM agree, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Class A Common Stock (or other securities) of the Company held by WPM during the 180 day period following the effective date of the initial registration statement of the Company relating to any such securities filed under the Act and during the 90 day period following any subsequent registration statement filed under the Act.

          If requested by the underwriters, WPM shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

          10. Termination. The registration rights set forth in this Agreement shall not be available to WPM if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by WPM could be sold in any 90-day period pursuant to Rule 144 under the Act (without giving effect to the provisions of Rule 144(k)). In addition, the registration rights set forth in this Agreement shall terminate upon the transfer or assignment of the Registrable Securities by WPM to any non-affiliated third party.

          11. Notices. All communications provided for hereunder shall be sent by first-class mail or facsimile and (a) if addressed to WPM, addressed to WPM at the address or fax number contained on Schedule B to this Agreement, or at such other address or fax number as WPM shall have furnished to the Company in writing or (b) if addressed to the Company, at 155 108th Avenue NE, 8th Floor, Bellevue, Washington 98004, Attention: General Counsel, or fax number (206) 519-8910 or at such other address or fax number, or to the attention of such other officer, as the Company shall have furnished to WPM in writing. Notices sent by first-class mail shall be deemed received three days after the date of deposit of such notice in the United States mail. Notices sent by facsimile shall be deemed received upon receipt by the notified party's facsimile machine.

          12. No Assignment. This Agreement is personal to WPM and shall not be assignable, by operation of law or otherwise to any third party not affiliated with WPM.

          13. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

          14. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Washington.

          15. No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to WPM in this Agreement or otherwise conflicts with the provisions hereof.

          16. Amendments and Waivers. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound.

          17. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this agreement to be executed and delivered as of the date first above written.


                                          By: \s\ Wendy P. McCaw
                                              ------------------
                                                  Wendy P. McCaw

                                          NEXTLINK COMMUNICATIONS, INC.


                                          By: \s\ R. Bruce Easter, Jr.
                                              ------------------------
                                             Name:R. Bruce Easter, Jr.
                                             Title: Vice President

                                   SCHEDULE A

                      OTHER HOLDERS' ADDRESSES FOR NOTICES


EAGLE RIVER INVESTMENTS, L.L.C.
c/o C. James Judson
2300 Carillon Point
Kirkland, WA 98033
Fax:  (206)828-8060

NEXTLINK, INC.
c/o R. Bruce Easter, Jr.
155 108th Avenue N.E., Suite 810
Bellevue, WA 98004
Fax:  (206)519-8910

BWP, INC.
c/o Robert Kingery
700 S.W. Washington, 8th Floor
Portland, OR 97205
Fax:  (503)727-6821

ROWENA FAMILY LIMITED LIABILITY COMPANY
c/o Scot Jarvis
4153 Issaquah Pine Lake Road
Issaquah, WA 98029
Fax:  (206)392-9944

PENNS LIGHT COMMUNICATIONS, INC.
c/o Gary Rawding
925 Berkshire Blvd.
Wyomissing, PA 91610
Fax:  (610)288-5666

PROBE VENTURES CORP.
c/o Victor Schnee
Three Wing Drive, Suite 240
Cedar Knolls, NJ 07927-1000
Fax:  (201)285-1519

CITY SIGNAL, INC.
c/o Richard Postma
Miller, Johnson, Snell & Cummiskey
800 Calder Plaza Building
Grand Rapids, MI 49503
Fax:  (616)459-6708

U.S. NETWORK CORPORATION
c/o Ron Gavillet
10 South Riverside Plaza, Suite 401
Chicago, IL 60606-3709
Fax:  (312)906-3636

G. ANDREW BARFUSS
1499 North Cherry Blossom Drive
Farmington, UT 84025-3900
Fax:  (801)451-9708

J. MERRILL BEAN
1972 North 2600 East
Layton, UT 84040
Fax:  (801)451-9708

JOAN BEAN
1972 North 2600 East
Layton, UT 84040
Fax:  (801)451-9708

SCOT JARVIS
4153 Issaquah Pine Lake Road
Issaquah, Washington 98029
Fax:  (206) 392-9944

                                    EXHIBIT D
                                      Proxy


See attached.

                                IRREVOCABLE PROXY

          Pursuant to RCW 23B.07.310 of the Washington Business Corporation Act, the undersigned, a stockholder of NEXTLINK Communications, Inc., a Washington corporation (the "Company"), holding 9,722,649 shares of Class B Common Stock, par value $.02 per share (the "Shares"), does hereby make, constitute and appoint Craig O. McCaw ("McCaw"), the true and lawful attorney-in-fact and proxy of the undersigned for and in her name, place and stead to attend all meetings of the stockholders of the Company with respect to the Subject Shares (as defined below) and to vote any and all Subject Shares at all meetings of the stockholders or any adjournment or adjournments thereof, and to exercise all consensual or other voting rights with respect to the Subject Shares on any matter except a "Specified Matter", subject to the limitations set forth below and in the NEXTLINK Stock Distribution Agreement between the undersigned and McCaw dated as of November 3, 1997 (the "Agreement"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement. As used herein, a "Specified Matter" shall mean (i) any matter that would result in the creation of a lien or encumbrance of any type on the Shares, or (ii) any matter that relates to a transaction between the Company and McCaw or any of his Affiliates, except as set forth in the Agreement.

          For purposes hereof, the term "Subject Shares" shall mean the minimum number of Shares that, when added to all of the capital stock of the Company owned directly or indirectly by McCaw or any Affiliate thereof or over which McCaw or any Affiliate thereof has voting rights, are necessary for McCaw to hold 51% of the total voting power of the Class A Common Stock and Class B Common Stock of the Company.

          Nothing contained herein shall prevent or limit the undersigned from converting shares of Class B Common Stock held by the undersigned into shares of Class A Common Stock of the Company or selling, transferring, conveying or otherwise disposing of any shares of capital stock of the Company held by the undersigned.

          This proxy is coupled with an interest and is irrevocable, for the period from the date hereof until the date on which McCaw sells 50% or more of the Class B Common Stock of the Company owned directly or indirectly by McCaw or any of his Affiliates on the date hereof, at which time it shall automatically expire. This Proxy shall also expire, as to any of the Subject Shares, upon the sale, conveyance or transfer of any such Subject Shares to a non-affiliated third party. The undersigned hereby ratifies and confirms all that the said proxy may lawfully do or cause to be done by virtue hereof.

          GIVEN at Bellevue, Washington this 3rd day of November, 1997.


                                                ------/s/ Wendy P. McCaw-------
                                                     Wendy P. McCaw

                                    EXHIBIT E
                                     Lockup

See Attached

                              AGREEMENT NOT TO SELL


NEXTLINK Communications, Inc.
155 108th Avenue, N.E.
8th Floor
Bellevue, Washington 98004

Salomon Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
Bear, Sterns & Co. Inc.
Lazard Freres & Co. Inc. LLC
   As Representatives of the
      several U.S. Underwriters

and

Salomon Brothers International Limited
Merrill Lynch International
Bear, Sterns International Limited
Lazard Capital Markets
   As Representatives of the
   several International Underwriters
      c/o Salomon Brothers International Limited
      Victoria Plaza
         111 Buckingham Palace Road
            London SWIW England.

Ladies & Gentlemen:

          This letter is being delivered to you in connection with the Underwriting Agreement ("U.S. Version") and the Underwriting Agreement ("International Version") (together the "Underwriting Agreements"), between NEXTLINK Communications, Inc., a Washington corporation (the "Company"), and each of you as representatives of a U.S. syndicate of Underwriters (the "U.S. Underwriters") and an International syndicate of Underwriters (the "International Underwriters") named therein, relating to an underwritten public offering of Class A common stock, par value $.02 per share (the "Class A Common Stock), of the Company, which offering closed on October 1, 1997.

          The undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of Class A Common Stock, or any securities beneficially owned by the undersigned convertible into, or exchangeable for, or that represent that right to receive, Class A Common Stock for a period of 180 days following September 25, 1997, the day on which the Underwriting Agreements were executed, without the prior written consent of Salomon Brothers Inc., other than shares of Class A Common Stock disposed of as bona fide gifts or pledges where the recipients of such gifts or the pledgees, as the case may be, agree in writing with the Underwriters to be bound by the terms of such agreement.

          The undersigned has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any Class A Common Stock, or which has otherwise constituted or will constitute any prohibited bid for or purchase of the Class A Common Stock or any related securities.

          The undersigned acknowledges and agrees that the covenants and agreements set forth herein supersede, to the extent of the subject matter thereof, the provisions of any agreements or instruments defining the rights of the undersigned with respect to the shares of Class A Common Stock or other securities of the Company beneficially owned or controlled by the undersigned.

                                             Very truly yours,



                                             By:  \s\ Wendy P. McCaw
                                                  ------------------
                                             Name:
                                             Title:

                                             Date:  November 3, 1997

                                    Exhibit F
                                     Notices

COM

         Dennis M. Weibling
         2300 Carillon Point
         Kirkland, Washington 98033-7353

         Eagle River, Inc.
         -----------------

         C. James Judson
         2300 Carillon Point
         Kirkland, Washington 98033-7353

         NEXTLINK COMMUNICATIONS, INC.
         -----------------------------

         R. Bruce Easter
         Pacific First Plaza
         155 108th Avenue NE, Suite 810
         Bellevue, Washington 98004


WPM

         c/o Lasher Holzappel Sperry & Ebberson, PLLC
         2600 Two Union Square
         601 Union Street
         Seattle, WA 98101-4000
         Att'n:  Earl P. Lasher, III, Esq.

         c/o Gregory Canova-Parker, Esq.
         1332 Anacapa St., Suite 200
         Santa Barbara, CA 93120